Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the following Registration Statements:

(1)	Registration Statement (S-8 No. 333-229663),

(2)	Registration Statement (S-8 No. 333-223051),

(3)	Registration Statement (S-8 No. 333-216100),

(4)	Registration Statement (S-8 No. 333-209690),

(5)	Registration Statement (S-8 No. 333-202315),

(6)	Registration Statement (S-8 No. 333-194164),

(7)	Registration Statement (S-8 No. 333-187264), and

(8)	Registration Statement (S-8 No. 333-181109);

pertaining to The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan (successor to The Carlyle Group L.P. 2012 Equity Incentive Plan) of our reports dated February 13, 2019, with respect to the consolidated financial statements of The Carlyle Group L.P., and the effectiveness of internal control over financial reporting of The Carlyle Group L.P., included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

January 2, 2020